_________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K
                         CURRENT REPORT

               Pursuant To Section 13 or 15(d) of
               the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): June 5, 1995

               UNITED STATES BANKNOTE CORPORATION
     (Exact name of registrant as specified in its charter)

                            Delaware
         (State or other jurisdiction of incorporation)

           1-3410                        13-0462520
   (Commission File Number)    (IRS Employer Identification No.)

         51 West 52nd Street, New York, NY         10019
      (Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 212-582-9200

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Item 5.  Other Events

     On June 5, 1995 United States Banknote Corporation (the "Corporation") publicly announced that its Brazil subsidiary had signed an agreement to acquire the printing operations of Banco Bradesco S.A. (Brazil). Under the terms of the agreement, Banco Bradesco will become a holder of 22.5% of American Bank Note Company Grafica e Servicos Ltda. ("ABN-Brazil") the Corporation's Brazil subsidiary which was acquired in 1993, in exchange for the assets of Grafica Bradesco.

     Grafica Bradesco is engaged in the business of check printing, check personalization, continuous forms, deposit slips, financial cards and insurance policies and prior to the purchase by the Corporation had printed exclusively for Banco Bradesco and its affiliates. ABN-Brazil will continue to be the supplier for Banco Bradesco and will continue to operate in the Sao Paulo location of Grafica Bradesco for up to one year.

     The transaction is expected to close June 30, 1995.

     At the Annual Meeting held on June 6, 1995, the stockholders of the Corporation approved the change of the Corporation's name from United States Banknote Corporation to American Banknote Corporation. The name change will take effect on or about Monday, July 3, 1995. The Corporation's common stock will continue to be listed and traded on the New York Stock Exchange under the new ticker symbol "ABN".

Item 7.  Exhibits

     A copy of the Corporation's press release dated June 5, 1995 is attached hereto as Exhibit 1.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: June 9, 1995                 UNITED STATES BANKNOTE
                                   CORPORATION

                                   By: /s/ HARVEY J. KESNER
                                       --------------------------
                                        Harvey J. Kesner
                                        Senior Vice President,

                                                        Exhibit 1

                              For Further Information,
                              Please Contact:
                              Tom Black
                              The P.L. Thomas Group
                              312/906-8060

For Immediate Release

                 United States Banknote to Enter
              Electronic Benefit Transfer Business

     New York, May 30, 1995 -- United States Banknote Corporation
(NYSE:UBK) announced today that it had signed a definitive agreement to acquire a 24.5% interest in TransFirst, Inc., from Affiliated Computer Services, Inc. (NASDAQ:ACSA) for an undisclosed amount, according to Morris Weissman, Chairman and Chief Executive Officer of United States Banknote.

TransFirst is a leading government data processing contractor specializing in the design and operation of Electronic Benefit Transfer (EBT) and Electronic Parent Locator Network (EPLN) systems. Currently, TransFirst operates an EBT system in Ramsey and Hennepin counties (Minneapolis/St. Paul), Minnesota and provides EPLN services for 11 states, including Arkansas, Georgia, Louisiana, South Carolina, Virginia and West Virginia.

TransFirst has exclusive rights to Affiliated Computer Services' "Accept" software, which has been used to develop a number of EBT and state-welfare programs. "Accept" software programs are designed to include certification and cash benefits for a variety of government programs, including: child support, food stamps, Medicare and Medicaid, Social Security, unemployment compensation and welfare. It also can disburse benefits through ATM terminals. And "Accept" software can interface with other financial services, such as credit and debit transactions as well as check verifications.

TransFirst majority shareholder, Walter Patterson, was formerly Director of the Arkansas' Department of Human Services and is a well-known figure in the government assistance community. Robert Bucceri, formerly Senior Vice President of Monetary Management Corp., will join TransFirst. Monetary Management is the country's leading retail over-the-counter distributor of government assistance benefits, including food stamps and welfare. Affiliated Computer Services will continue to own a 24.5% interest in TransFirst.

Weissman commented: "We're delighted that United States Banknote can join in this exciting venture with Walt Patterson and ACS, one of the country's leading data processing companies. Our vast experience in the food-stamp program should prove of value to TransFirst and we expect to pursue upcoming bids aggressively. Additionally, TransFirst will expand its scope to include other state and federal programs. TransFirst is the only minority contractor with Federally approved software for EBT. The original "Accept" software created EBT in the United States. Now "Accept" has been upgraded to meet the latest federal and state requirements.

Weissman said the purchase is expected to be completed in the next several weeks, following satisfactory completion of due diligence and approval of TransFirst's lender.

United States Banknote produces a variety of security printed products, including treasury checks, stock and bond certificates, travelers cheques, food coupons, passports, personal checks, foreign currency and financial payment and pre-paid telephone cards. Through its American BankNote Holographics subsidiary, the company also is the world's leading producer of holograms for security applications, including those in VISA, MasterCard, Discover and Europay financial cards. Its Brazilian subsidiary is that country's largest security printer with manufacturing facilities in Rio de Janeiro and Sao Paulo.

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